Exhibit 99.3

ST. LAWRENCE SEAWAY CORPORATION

Pro Forma Condensed Combined Financial Statements

(unaudited)

The following unaudited pro forma condensed consolidated financial statements reflect adjustments to the historical financial statements of St. Lawrence Seaway Corporation (“St. Lawrence Seaway” or the “Company”) to give effect to its merger with Nytis Exploration (USA) Inc. (“Nytis USA”).

Although the legal form of the transaction reflects the acquisition of Nytis USA by St. Lawrence Seaway, we have determined that the accounting form of the transaction is a “reverse merger”, in which Nytis USA is identified as the accounting acquirer and St. Lawrence Seaway is identified as the accounting acquiree.  In this transaction, Nytis USA reports the acquisition of St. Lawrence as a recapitalization under which the outstanding shares of St. Lawrence Seaway are issued to acquire the net assets of St. Lawrence.  Future financial statements will present the historical information of Nytis USA and the operations of St. Lawrence Seaway will be included from the date of the combination.

The following pro forma condensed combined financial statements present the combined financial position and results of operations of Nytis USA and St. Lawrence Seaway as they may have appeared had the combination described above occurred as of January 1, 2009 for purposes of the pro forma condensed statement of operations, and as of December 31, 2010 for purposes of the pro forma condensed combined balance sheet.

The accompanying pro forma information is presented for illustration purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition been in effect during the periods presented, or which may be reported in the future.

The accompanying pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Nytis USA and St. Lawrence Seaway.

ST. LAWRENCE SEAWAY CORPORATION & NYTIS EXPLORATION (USA) INC.

Pro Forma Condensed Combined Balance Sheet

(unaudited)

	Historical		Pro Forma
	December 31, 2010	September 30, 2010
	St. Lawrence Seaway Corporation	Nytis Exploration (USA) Inc.	Adjustments	Combined	Notes
ASSETS

Current assets:
Cash and cash equivalents	$26,290	$1,018,532	$—	$1,044,822
Accounts receivable	—	896,815	—	896,815
Prepaid expenses and deposits	—	468,410	—	468,410
Derivative assets	—	312,610	—	312,610
Total current assets	26,290	2,696,367	—	2,722,657

Oil and gas properties, at cost, net	—	22,530,149	—	22,530,149
Other property and equipment, net	—	85,385	—	85,385
	—	22,615,534	—	22,615,534

Equity method investment	—	560,000	—	560,000
Other long-term assets	—	126,764	—	126,764

Total assets	$26,290	$25,998,665	$—	$26,024,955

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$8,500	$1,371,981	$—	$1,380,481

Non-current liabilities:
Due to related parties	—	3,074,373	—	3,074,373
Asset retirement obligation	—	298,187	—	298,187
Notes payable	—	2,116,383	—	2,116,383
Total non-current liabilities	—	5,488,943	—	5,488,943

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—	—	—
Common stock	5,188	282	469,717	475,187	a
Additional paid-in capital	1,390,492	28,179,398	(2,532,072)	27,037,818	a
Non-controlling interests	—	642,244	—	642,244
Share purchase promissory note	—	(684,465)	684,465	—	a
Accumulated deficit	(1,377,890)	(8,999,718)	1,377,890	(8,999,718)	a
Total stockholders’ equity	17,790	19,137,741	—	19,155,531

Total liabilities and stockholders’ equity	$26,290	$25,998,665	$—	$26,024,955

See accompanying notes to pro forma condensed combined financial statements.

ST. LAWRENCE SEAWAY CORPORATION & NYTIS EXPLORATION (USA) INC.

Pro Forma Condensed Combined Statement of Operations

(unaudited)

	Historical		Pro Forma
	Nine Months Ended
	December 31,	September 30,
	2010	2010
	St. Lawrence	Nytis
	Seaway	Exploration
	Corporation	(USA) Inc.	Adjustments	Combined	Notes

Revenue:
Oil and gas	$—	$4,492,276	$—	$4,492,276
Other income	—	255,323	—	255,323
Total revenue	—	4,747,599	—	4,747,599

Expenses:
Lease operating expenses	—	767,147	—	767,147
Transportation costs	—	226,298	—	226,298
Production and property taxes	—	312,648	—	312,648
General and administrative	28,644	2,411,771	—	2,440,415
Depreciation, depletion and amortization	—	1,193,527	—	1,193,527
Accretion of asset retirement obligations	—	12,621	—	12,621
Other	—	—	—	—
Total expenses	28,644	4,924,012	—	4,952,656

Operating income (loss)	(28,644)	(176,413)	—	(205,057)

Other income and expense:
Interest income	314	29,329	—	29,643
Interest expense	—	(291,000)	—	(291,000)
Gain on sale of oil and gas properties	—	9,886,329	—	9,886,329
Total other income and expense	314	9,624,658	—	9,624,972

Income (loss) before income taxes	(28,330)	9,448,245	—	9,419,915

Provision for income taxes	250	5,404,000	—	5,404,250

Net income (loss)	(28,580)	4,044,245	—	4,015,665

Net income attributable to non-controlling interests	—	(913,085)	—	(913,085)

Net income (loss) attributable to controlling interest	$(28,580)	$3,131,160	$—	$3,102,580

Per share data:
Weighted average number of common shares outstanding:
Basic and Diluted	518,736		47,000,003	47,518,739	b

Net income (loss) per common share
Basic and Diluted	$(.06)			$.07

See accompany notes to pro forma condensed combined financial statements.

ST. LAWRENCE SEAWAY CORPORATION & NYTIS EXPLORATION (USA) INC.

Pro Forma Condensed Combined Statement of Operations

(unaudited)

	Historical		Pro Forma
	Year Ended
	March 31,	December 31,
	2010	2009
	St. Lawrence	Nytis
	Seaway	Exploration
	Corporation	(USA) Inc.	Adjustments	Combined	Notes

Revenue:
Oil and gas	$—	$5,902,747	$—	$5,902,747
Other income	—	334,878	—	334,878
Total revenue	—	6,237,625	—	6,237,625

Expenses:
Lease operating expenses	—	1,134,936	—	1,134,936
Transportation costs	—	393,409	—	393,409
Production and property taxes	—	563,502	—	563,502
General and administrative	37,122	2,672,215	—	2,709,337
Depreciation, depletion and amortization	—	2,625,086	—	2,625,086
Accretion of asset retirement obligations	—	43,315	—	43,315
Impairment of oil and gas properties	—	16,076,515	—	16,076,515
Total expenses	37,122	23,508,978	—	23,546,100

Operating loss	37,122	17,271,353	—	17,308,475

Other income and expense:
Interest and dividend income	886	37,959	—	38,845
Interest expense	—	(1,167,247)	—	(1,167,247)
Sale of medical investment	100,000	—	—	100,000
Total other income and expense	100,886	(1,129,288)	—	(1,028,402)

Income (loss) before income taxes	63,764	(18,400,641)	—	(18,336,877)

Deferred tax benefit	—	4,784,000	—	4,784,000

Net income (loss)	63,764	(13,616,641)	—	(13,552,877)

Net income attributable to non-controlling interests	—	—	—	—

Net income (loss) attributable to controlling interest	$63,764	$(13,616,641)	$—	$(13,552,877)

Per share data:
Weighted average number of common shares outstanding:
Basic and Diluted	518,736		47,000,003	47,518,739	b

Net income (loss) per common share
Basic and Diluted	$.12			$(0.29)

See accompany notes to pro forma condensed combined financial statements.

ST. LAWRENCE SEAWAY CORPORATION & NYTIS EXPLORATION (USA) INC.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

Note 1- Basis of Pro Forma Presentation

On February 14, 2011, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among St. Lawrence Seaway (“the Company”), St. Lawrence Merger Sub, Inc. (“Merger Co.”) and Nytis USA, Merger Co.  merged with and into Nytis USA with Nytis USA remaining as the surviving subsidiary of the Company.  Per the terms of the Merger Agreement, in exchange for all the outstanding common shares of Nytis USA, the Company issued 47,000,003 shares of currently authorized but unissued common stock of the Company which represented approximately 99% of the aggregate voting power of the Company, prior to the exercise of 250,000 currently outstanding warrants of the Company.

For accounting purposes, the business combination is considered a “reverse merger”, in which Nytis USA will be considered the accounting acquirer.  The combination will be recorded as a recapitalization under which St. Lawrence Seaway issues shares in exchange for the net assets of Nytis USA.  The assets of Nytis USA will be recorded at their respective book values and will not be adjusted to their estimated fair values.  No goodwill or other intangible assets will be recorded in the transaction.

Note 2- Pro Forma Adjustments

The pro forma condensed combined financial statements have been prepared to reflect the reverse merger between St. Lawrence Seaway and Nytis USA.  Pro forma adjustments included in the pro forma condensed combined financial statements are as follows:

a.               To record the exchange of St. Lawrence Seaway shares with a par value of $.01 per share for Nytis USA shares and give effect to reverse recapitalization.

b.              To adjust the calculation of weighted average shares outstanding as if all the shares issued in connection with the merger by St. Lawrence Seaway had been issued as of January 1, 2009.